Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 21, 2011

KINGOLD JEWELRY, INC.
 (Name of Registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park
Jiang’an District
Wuhan, Hubei Province, PRC 430023
(011) 86 27 65660703
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On January 20, 2011, Kingold Jewelry, Inc., a Delaware corporation ("Kingold"), issued a press release announcing the closing of a firm commitment underwritten public offering of 7,200,000 shares of common stock.  In addition, Kingold has granted the underwriters a 45-day option to purchase up to 1,080,000 additional shares of common stock to cover overallotments.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report.

Rodman & Renshaw, LLC, acted as sole book-running manager in this public offering.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements, including statements related to the public offering of shares of common stock by Kingold and the completion of the public offering that involve risks and uncertainties.  These forward-looking statements are based upon Kingold’s current expectations.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and other risks detailed in Kingold’s filings with the SEC.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Kingold undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release titled “Kingold Jewelry Announces Closing of Its $23 Million Public Offering of Common Stock” issued by Kingold Jewelry, Inc. on January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   January 21, 2011

Kingold Jewelry, Inc. By: /s/Bin Liu
Bin Liu Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Kingold Jewelry Announces Closing of Its $23 Million Public Offering of Common Stock” issued by Kingold Jewelry, Inc. on January 20, 2011.